UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007

JAGUAR ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51546	20-2942206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Tower Bridge, Suite 1050 161 Washington Street Conshohocken, PA	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-825-0288

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Commencing November 28, 2007, the executive officers of Jaguar Acquisition Corp., together with the Executive Chairman of China Cablecom Ltd., will be holding presentations at The Roth Conference - China Comes to Phoenix, regarding Jaguar’s proposed business combination with China Cablecom Ltd., as described in Jaguar’s Form 8-K filed on November 5, 2007. The investor presentation is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Jaguar and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Jaguar’s stockholders to be held to approve the business combination. Stockholders of Jaguar and other interested persons are advised to read Jaguar’s preliminary proxy statement, and definitive proxy statement, when available, in connection with Jaguar’s solicitation of proxies for the special meeting to approve the business combination because these proxy statements will contain important information. Such persons can also read Jaguar’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 for more information about Jaguar, its officers and directors, and their individual and group security ownership in Jaguar. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Jaguar Acquisition Corporation, Eight Tower Bridge, Suite 1050, 161 Washington Street, Conshohocken, Pennsylvania 19428, Attention Jonathan Kalman. The preliminary proxy statement, and definitive proxy statement, when available, can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

99.1	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2007	JAGUAR ACQUISITION CORPORATION

	By:	/s/ Jonathan Kalman
Jonathan Kalman
Chief Executive Officer